EXHIBIT "99"

{GRAPHIC-LOGO] EAST TEXAS FINANCIAL SERVICES, INC.
               _________________________________________________________________
               1200 South Beckham - P.O.Box 6910 - Tyler, TX 75711-6910 - 903-593-1767 - Fax 903-593-1094


                                  NEWS RELEASE


For verification,  contact: Gerald W. Free, President and CEO
                   Derrell W. Chapman, Vice President/COO/CFO

Telephone:        (903) 593-1767
Fax:              (903) 593-1094

For immediate release, January 22, 1997

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                       EAST TEXAS FINANCIAL SERVICES, INC.
                             DECLARES CASH DIVIDEND

Tyler, Texas, January 22, 1997, - - - East Texas Financial Services, Inc. (NASDAQ: ETFS), the holding Company for First Federal Savings and Loan Association of Tyler, Texas, today has announced that the Company has declared a cash dividend of $0.05 per share for the quarter ended December 31, 1996. The dividend will be payable on February 26, 1997, to stockholders of record as of February 12, 1997.

As of December 31, 1996, the Company had outstanding 1,079,285 shares of stock. Shares of the Company's stock traded between $14.75 and $16.50 per share during the quarter ended December 31, 1996, and reached an all time high of $18.75 per share in the past two weeks.

First Federal Savings and Loan Association serves primarily Smith County, Texas, through its two full service retail banking offices located in Tyler and Whitehouse and its loan production office located in Tyler.

The Company's stock is traded under the symbol "ETFS" on the NASDAQ National Market System and is listed in most daily newspapers as "EastTxFnl".







                                     - END -

                   Serving the Financial Needs of East Texas